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                                                              EXHIBIT 10.(XXXIV)
                      (NEVADA MANHATTAN MINING LETTERHEAD)

May 11, 1998


Mr. Roy Skluth
Ralph Financial
116 Avenue I
Redondo Beach, CA  90277

Addendum No. 2 to April 22, 1998 Letter Agreement

Dear Roy:

As you are aware, Nevada Manhattan Mining Inc. (the "Company") and you entered into an agreement dated April 22, 1998 relative to the Company's acquisition of certain rights relating to 292,598 hectares. Under the terms of that agreement, the Company agreed to conditionally issue 5,000,000 shares (the "Shares") of its common stock subject to its right to cancel the agreement and rescind the issuance of the Shares if you did not agree to purchase a minimum of 500,000 additional shares of restricted Company common stock on or before May 11, 1998.

The Company has agreed to extend the time granted to you in which to purchase these shares until May 29, 1998, without waiver of or prejudice to its rights to cancel the letter agreement and rescind the Shares. The Company may agree to further extensions to this initial deadline.

Please confirm this addendum by executing a copy of this letter and returning it to me.

Sincerely,

   /s/ Jeffrey S. Kramer
------------------------
Jeffrey S. Kramer
Chief Operating Officer

AGREED TO AND ACCEPTED:

RALPH FINANCIAL

     /s/ Roy Skluth                                      /s/ Roy Skluth
By:____________________                     By:    ____________________________
      Roy Skluth, an authorized                        Roy Skluth, Individually
        Representative